NYSE American Symbol – UEC

Uranium Energy Corp Files Annual Report, Strengthens Balance Sheet, Expands Physical Portfolio and Launches ESG Program

Balance Sheet, Physical Portfolio, ESG and Project Development Highlights as of October 26, 2021:

•$235.4 million of cash and liquid assets comprised of $96.4 million in cash, $82.3 million in equity holdings and $56.7 million in physical inventories, positioning UEC with a leading balance sheet in the uranium sector.

•Expanded physical portfolio of U.S. warehoused uranium (“Physical Portfolio”) to 4.1 million pounds, resulting in an average cost of $32 per pound with various delivery dates through December 2025.

•Current delivered inventories stand at 1.2 million pounds in the Physical Portfolio with a market value of $56.7 million based on a current spot price of $47.25 per pound (UxC Price October 26, 2021 – ConverDyn U.S. delivery).

•Launched formal development of an Environmental, Social and Governance (“ESG”) program to build on the Company’s robust safety, health, and environmental protection systems in place while identifying new sustainability initiatives for enhancement.

•Since January 2021, completed 126 resource delineation holes and 43 additional monitor wells at Burke Hollow Project’s initial Production Area, the newest and largest in-situ recovery (ISR) wellfield being developed in the U.S.

•Market value of 15 million shares of Uranium Royalty Corp. (UROY: NASDAQ) increased to $82.3 million.

•Strengthened balance sheet to support growth initiatives with cash position increasing to $96.4 million after receiving net proceeds of $68.8 million from the Company’s current at-the-market equity program.

•Reduced debt from $18 million to $10 million under the Company’s current credit facility.

•Shares outstanding: 258,986,829.

Corpus Christi, TX, October 28, 2021 - Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to report, in accordance with NYSE American requirements, the filing of the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2021 with the U.S. Securities and Exchange Commission (the “SEC”).  This Form 10-K filing, which includes the Company’s audited consolidated financial statements, related notes thereto and management’s discussion and analysis, is available for viewing on the SEC’s website at http://www.sec.gov/edgar.shtml or on the Company's website at www.uraniumenergy.com.

Amir Adnani, CEO and President stated: “Our balance sheet strength, low-cost physical uranium portfolio, permitted ISR project pipeline and processing infrastructure, positions UEC as the leading U.S. based uranium company amid a new era of public, government and scientific support for nuclear energy, essential to a low-carbon global economy.  Earlier this year, we launched our strategic physical uranium program to purchase drummed U3O8 at spot prices below many producers' full production costs.  Our focus was to acquire U.S. warehoused uranium in shorter term spot market purchases, in addition to longer term contracts, enabling UEC to preserve its cash and lock-in the low prices over a multi-year timeframe.”

Mr. Adnani continued: “In total, UEC’s Physical Portfolio stands at 4.1 million pounds of uranium with volume weighted average price of about $32 per pound versus the latest spot price of $47 per pound.  The prices we pay are fixed under all of our agreements with various delivery dates through December 2025.  As of today, we have taken delivery of 1.2 million pounds and the remainder of our future deliveries are fully funded, either from cash and liquid assets on our balance sheet, or by virtue of being in-the-money.”

Mr. Adnani concluded: “UEC now controls one of the largest and low-cost physical inventory portfolios in a tightening uranium market. This strategic holding bolsters our balance sheet as uranium prices appreciate, will accelerate cash flows in advance of production ramp-up, and ultimately augments the advancement of our U.S. uranium mining platform where we own the largest resource base of fully permitted ISR projects in Texas and Wyoming.  Our Reno Creek project is licensed for two million pounds per year and combined with the physical capacity of two million pounds per year at our Hobson Processing Facility in South Texas, positions UEC with a potential U.S. uranium production profile of four million pounds per year, with room to grow.”

Environmental, Social and Governance Program

The Company is in the process of combining, existing corporate social responsibility practices along with new initiatives to further optimize carbon emissions in a comprehensive ESG program.  At the core of UEC’s value system is the Company’s commitment to being a transparent and responsible steward of our environment and protector of our employees as well as the communities where we operate.  UEC’s business is to supply the fuel for sustainable clean air nuclear energy that produces reliable carbon-free electricity consistent with “net zero” goals.

In the development of a formal ESG program, UEC has completed the first phase of emissions quantification for its Palangana ISR mine and Hobson processing facility.  While in-situ recovery (“ISR”) projects naturally offer a low-carbon profile, the UEC team is currently evaluating new carbon emission reduction technologies for the Company’s production facilities.  UEC will continue the process of implementing a full ESG program that will be applicable to relevant aspects of the Company’s operations including its corporate governance and stakeholder interests.

Near-term Production Development

The Burke Hollow project’s initial production area is the newest and largest ISR wellfield in the U.S., and the Company is advancing its production-readiness, with 128 resource delineation holes drilled to date in this year’s campaign. Drilling will continue with additional resource delineation test holes, followed by installation of approximately 43 additional exterior monitoring wells to complement the 76 monitor wells previously installed for Production Area 1. Under the U.S. Government’s strategy to reinvigorate America’s nuclear fuel cycle capabilities, freshly mined U.S. origin uranium is expected to command premium pricing above today’s market prices.  This is a key factor in UEC continuing to aggressively develop Burke Hollow’s ISR resources in anticipation of being a supplier for the U.S. Government’s Strategic Uranium Reserve as well as the U.S. and global utility industry.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. As a leading pure-play American uranium company, UEC is advancing the next generation of low-cost and environmentally friendly

In-Situ Recovery (ISR) mining uranium projects.  In South Texas, the Company’s hub-and-spoke operations are anchored by our fully-licensed Hobson Processing Facility which is central to our Palangana, Burke Hollow, Goliad and other ISR pipeline projects. In Wyoming, UEC controls the Reno Creek project, which is the largest permitted, pre-construction ISR uranium project in the U.S. Additionally, the Company’s diversified holdings provide exposure to a unique portfolio of uranium related assets, including: 1) major equity stake in the only royalty company in the sector, Uranium Royalty Corp; 2) physical uranium warehoused in the U.S.; and 3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. In Paraguay, the Company owns one of the largest and highest-grade ferro-titanium deposits in the world. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC

WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.